UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

AFC GAMMA, INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770
West Palm Beach, FL, 33401

(Address of principal executive offices, including zip code)

561-510-2390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2021, Thomas Geoffroy resigned from his position as Chief Financial Officer and Treasurer of AFC Gamma, Inc. (the “Company”), effective August 6, 2021. The resignation of Mr. Geoffroy was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

Effective August 2, 2021 (the “Effective Date”), the Compensation Committee of the Company’s Board of Directors (the “Board”) approved the terms of a new employment agreement (the “Employment Agreement”) by and between AFC Management, LLC and Mr. Kaufman, whereby he will be appointed as the Company’s Chief Financial Officer and Treasurer and the Chief Financial Officer of a to-be-established Business Development Company (“AFC BDC”). The agreement includes a term of one (1) year that will automatically renew and be automatically extended for one (1) additional year on the anniversary of the Effective Date and each subsequent anniversary, unless either the Company or Mr. Kaufman provides written notice at least sixty (60) days prior to the expiration date. The Employment Agreement provides that Mr. Kaufman will receive an annual base salary of $500,000. For fiscal year 2021, he will also be eligible to receive an annual incentive bonus pursuant to AFC Management’s annual bonus plan as in effect from time to time, with his bonus amount to be equal to (x) no less than 45% of his base salary, multiplied by (y) 50%. For future fiscal years, Mr. Kaufman’s target annual bonus will be no less than 45% of his base salary. The agreement also provides for Mr. Kaufman to participate in AFC Management’s benefit plans and programs, and fringe benefit plans and programs, made available by AFC Management to its executives generally, as such plans or programs may be in effect from time to time, including twenty (20) days’ worth of annual vacation days.

Pursuant to the AFCG Stock Incentive Plan (the “Plan”), he will also be entitled to receive a grant of restricted common stock, which the Company’s Compensation Committee has approved, that will have a value equal to $1,000,000 (with such value in each case being determined by the per-share closing price (in regular trading) of the Company’s common stock on the NASDAQ Global Select Market on the date of grant). Such restricted common stock award shall vest and become nonforfeitable with respect to thirty-three percent (33%) of the total number of shares of such restricted common stock on each of the second (2nd), third (3rd) and fourth (4th) anniversaries of the Effective Date and as otherwise provided in the Employment Agreement, subject to Mr. Kaufman’s continued employment or service. In addition, Mr. Kaufman will be eligible to purchase one percent (1%) of the equity of AFC BDC at the price of the initial fundraise, with a possible increase prior to the initial fundraise for AFC BDC. Notwithstanding the foregoing, all of Mr. Kaufman’s outstanding equity will fully vest upon the occurrence of both a “Change in Control Event” (as defined in the Plan) and the termination of his employment by AFC Management without “cause” or by Mr. Kaufman for “good reason” within three (3) months prior to or one (1) year following such Change in Control Event.

In addition to the above severance benefits, the Employment Agreement generally provides that, in the event of a termination of Mr. Kaufman’s employment by AFC Management other than for “cause”, or his resignation for “good reason”, he will be entitled to (i) twelve (12) months’ worth of his then-current base salary, (ii) his target bonus, (iii) continued payment by AFC Management of 100% of the COBRA premiums for him and his dependents for a period of twelve (12) months following such termination of employment (the “COBRA Benefit”), (iv) accelerated vesting of one (1) additional tranche of each of Mr. Kaufman’s then-outstanding equity awards, and (v) any then-outstanding options held by Mr. Kaufman shall be exercisable for a period of one (1) year following such termination of employment (collectively with the benefit provided in (iv), the “Equity Benefits”), subject to his execution of a release of claims in favor of the Company. If Mr. Kaufman’s employment is terminated due to death or “disability,” he, or his estate, will be entitled to a pro-rated target bonus, the COBRA Benefit and the Equity Benefits. The Employment Agreement also includes certain restrictive covenants, including a provision that, during the period of Mr. Kaufman’s employment and for a period of twelve (12) months following a termination of his employment for any reason, he will not compete with the Company or its affiliates or solicit any Company employees or customers.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 with this Form 8-K and incorporated by reference into this Item 5.02.

In addition to the compensation that Mr. Kaufman will receive for his service as Chief Financial Officer, the Company has entered into its standard indemnification agreement with Mr. Kaufman, the form of which was previously filed by the Company as Exhibit 10.2 to the Registration Statement on Form S-11 (File No. 333-251762) initially filed by the Company with the Securities and Exchange Commission on January 22, 2021.

Except as described above, there are no arrangements or understandings between Mr. Kaufman and any other person pursuant to which Mr. Kaufman was appointed as Chief Financial Officer and Treasurer and there are no family relationships between Mr. Kaufman and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On August 5, 2021, the Company issued a press release announcing Mr. Kaufman’s appointment as Chief Financial Officer and Treasurer, effective August 6, 2021. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Employment Agreement
99.1	Press Release issued by AFC Gamma, Inc. on August 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2021	AFC GAMMA, INC.

	By:	/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
Chief Executive Officer